Exhibit 99.1

N E W S  R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

April 2, 2018

DYCOM INDUSTRIES, INC. APPOINTS RICHARD K. SYKES AS DIRECTOR

Palm Beach Gardens, Florida, April 2, 2018 - Dycom Industries, Inc. (NYSE:DY) announced today the appointment of Richard K. Sykes as a director. Mr. Sykes, a former Senior Partner of McKinsey & Company, Inc., was a Management Consultant with McKinsey from February 1996 to his retirement in August 2017. During his career at McKinsey, Mr. Sykes served in multiple firm-level leadership roles, including as Managing Partner of McKinsey’s Midwest Office. In connection with Mr. Sykes’s appointment, Dycom’s Board of Directors approved a resolution to increase the number of board members from seven to eight. The appointment, effective March 29, 2018, is for a term extending until Dycom’s 2019 Annual Meeting of Shareholders.

Dycom is a leading provider of specialty contracting services throughout the United States and in Canada. These services include program management, engineering, construction, maintenance and installation services for telecommunications providers, underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

1